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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                        April 28, 1999 (April 12, 1999)

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                           PROVINCE HEALTHCARE COMPANY
             (Exact name of registrant as specified in its charter)

             Delaware                         0-23639               62-1710772
 (State or other jurisdiction of     (Commission File Number)     (IRS Employer
          incorporation)                                         Identification
                                                                     Number)

         105 Westwood Place
         Suite 400
         Brentwood, Tennessee                                  37027
         (Address of principal executive offices)              (Zip Code)

                                 (615) 370-1377
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

         As of April 12, 1999, Province Healthcare Company (the "Company") through its wholly-owned subsidiary PHC-Belle Glade, Inc. acquired substantially all of the assets used in the conduct and operation of the business of Glades General Hospital in Belle Glade, Florida from the Palm Beach County Health Care District (the "District"). The aggregate purchase price was approximately $15,301,000. The hospital reported net revenues of approximately $25,000,000 for its most recent fiscal year.

         Pursuant to the terms of the Asset Purchase Agreement, PHC-Belle Glade, Inc. acquired substantially all of the assets of Glades General Hospital. These assets included the 73-bed general acute care hospital facility, the real property on which the facility is located and related facilities. The approximate aggregate purchase price of $15,301,000 included a $10,301,000 cash payment at closing and a contractual obligation to pay the District $1,000,000 on each anniversary of the closing date for five years thereafter.

         In order to finance the acquisition, the Company borrowed $13,500,000 pursuant to the terms of its Revolving Credit Facility with a syndicate of banks led by First Union National Bank, as Agent.

         The Company plans to continue operating the assets acquired in the acquisition as a 73-bed general acute care hospital. The Asset Purchase Agreement also requires the Company to develop, construct and complete a replacement hospital following the fifth fiscal year after the closing at a cost of not less than $25,000,000. This commitment is contingent on Glades General Hospital's meeting certain financial targets following the closing.

         As a result of the acquisition, the Company now owns and leases 12 hospitals in eight states with a total of 881 licensed beds. The Company also has management agreements for 52 hospitals in 19 states and Puerto Rico for a total of 3,726 licensed beds.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired

                  The Company anticipates that the audited financial statements of Glades General Hospital as of and for the fiscal year ended September 30, 1998, will be filed by amendment.

         (b)      Pro Forma Financial Information.

                  The Company anticipates that pro forma financial statements, giving effect to the asset purchase as if it had occurred on March 31, 1999, as to the balance sheet, and on January 1, 1998, as to the income statement, will be filed by amendment.

         (c)      Exhibits:

                  99.1 Copy of the press release, dated April 12, 1999, relating to the execution of a definitive agreement to acquire Glades General Hospital.

                  99.2 Copy of the press release, dated April 15, 1999, relating to the completion of the Glades General Hospital acquisition.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PROVINCE HEALTHCARE COMPANY

                                          By: /s/ BRENDA B. RECTOR
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                                              Brenda B. Rector
                                              Vice President and Controller

Date:  April 28, 1999